                                                                    Exhibit 3.11

                            CERTIFICATE OF FORMATION

                                       OF

                                 D-R STEAM LLC

     This Certificate of Formation of D-R Steam LLC, dated as of August 26, 2005, is being duly executed and filed by Randy D. Rinicella, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del C. Section 18-101, et. seq.).

     FIRST. The name of the limited liability company formed hereby is D-R Steam LLC (the "Company").

     SECOND. The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, New Castle County, Wilmington, Delaware, 19808.

     THIRD. The name and address of the registered agent of the Company for service of process in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, New Castle County, Wilmington, Delaware, 19808.

     IN WITNESS HEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                                                     By: /s/ Randy D. Rinicella
                                                        ------------------------
                                                        Name: Randy D. Rinicella
                                                        Authorized Person



                                                         State of Delaware
                                                         Secretary of State
                                                      Division of Corporations
                                                   Delivered 05:10 PM 08/26/2005
                                                     FILED 05:10 PM 08/26/2005
                                                    SRV 050707400 - 3989832 FILE